Exhibit 99.1

Total System Services, Inc.

1600 First Ave.	+1.706.649.2307
P.O. Box 2567	+1.706.649.5740
Columbus, GA 31902-2567	www.tsys.com

For immediate release.

Contacts:

James B. Lipham Chief Financial Officer +1.706.649.2262	Shawn Roberts TSYS Investor Relations +1.706.644.6081 shawnroberts@tsys.com

TSYS Reports 26.7% Increase in Net Income for Third Quarter 2007

Columbus, Ga., October 22, 2007 — TSYS today announced the results for the third quarter with total revenues of $457.6 million, and a 26.7% increase in net income over the same period in 2006. For the first nine months of 2007, TSYS’ total revenues were $1.3 billion, operating income increased 19.2% to $272.8 million, and net income increased to $191.8 million, an 18.3% increase over the same period in 2006.

“Our financial results are exciting with operating margins year-to-date up 300 basis points from 22.6% to 25.6%. This is the sixth quarter in a row that we have shown margin improvement over the same quarter for the prior year. For the third quarter, our operating and net income both were up 26% over the third quarter of 2006. Our revenue growth continues to pick up steam with international revenues growing 38% year-to-date over 2006,” said Philip W. Tomlinson, chairman and chief executive officer of TSYS.

“We are especially proud of our new client commitments for the quarter. These wins in a very competitive market will help drive future growth globally. We remain laser focused on existing clients who generated organic revenue growth of 15% year-to-date in our core processing business. When you consider the obstacles and challenges we faced a year ago, our team has done a magnificent job and we look forward to our future with a great deal of optimism,” said Tomlinson.

Financial Highlights

(dollars in millions, except earnings per share data)	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2007	2006	Percent Change	2007	2006	Percent Change
Revenues Before Reimbursables	$359.0	342.3	4.9%	$1,066.7	1,014.7	5.1%
Total Revenues	457.6	441.8	3.6%	1,347.3	1,283.3	5.0%
Operating Income	91.2	72.3	26.2%	272.8	228.8	19.2%
Net Income	68.8	54.3	26.7%	191.8	162.1	18.3%
Basic EPS	0.35	0.28	26.5%	0.98	0.82	18.5%
Diluted EPS	0.35	0.28	26.5%	0.97	0.82	18.4%

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Recent Highlights

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TSYS and Discover Financial Services signed an issuer processor agreement. Under the terms of the agreement, TSYS will begin processing prepaid and credit card transactions on the Discover Network, a business unit of Discover Financial Services.

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In the UK, TSYS has signed a long-term agreement with Nationwide, the world’s largest Building Society, to process Nationwide’s credit card account portfolio and to build, operate and manage a new customer care center for member support services. Based on the scope of services, Nationwide would rank among TSYS’ largest clients. Servicing of Nationwide’s more than 1 million credit card Visa accounts and operation of a customer care center for Nationwide is planned for the first quarter of 2008.

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TSYS signed Tinkoff Credit Systems, a Moscow-based consumer lending bank, to supply its card management and authorization system. The bank plans to become the first credit card monoliner in Russia and will focus exclusively on issuing credit cards.

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TSYS and Lloyds TSB have successfully launched a new money transfer card in the UK. The new Silver account from Lloyds TSB includes an innovative money transfer prepaid product, aimed particularly at the growing number of newly arrived immigrants living and working in the UK.

•	TSYS and The Gift Voucher Shop (GVS) announced the successful launch of GVS’ One4all retail gift card campaign in hundreds of Post Offices in Ireland and on the GVS Web site.
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Commerce Bancorp, Inc. in New Jersey selected the TSYS Collections and Recovery System to manage its entire collections and recovery inventory. This allows the bank to more effectively work all of its delinquent and charged-off card and installment accounts, including automobile loans and mortgages.

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TSYS announced a multi–year agreement to provide merchant processing services to Veracity Payment Solutions headquartered in Atlanta, Ga. Veracity will offer complete electronic payment processing services as well as card acceptance consultancy to businesses nationwide.

Projected Outlook for 2007

Excluding the one time Bank of America contract termination fee in 2006 of approximately $68.9 million and the acceleration of amortization of Bank of America contract acquisition costs of approximately $6 million, net income is expected to increase between 20%–22% in 2007 compared to 2006. Based on generally accepted accounting principles (GAAP), TSYS’ estimated 2007 net income is expected to increase between 0%–2% as compared to 2006. TSYS’ earnings guidance does not include the expenses associated with the potential spin-off of TSYS by Synovus Financial Corp.

TSYS’ 2007 earnings guidance is based on the following assumptions:

1.

Including the Bank of America contract termination fee of approximately $68.9 million in 2006 and an acceleration of amortization of contract acquisition costs of approximately $6 million, estimated total revenues will decline 3%–2% in 2007. Excluding the termination fee and reimbursable items, revenues will increase by 3%-5% over 2006.

2.	Expense reductions in employment, equipment, leases and other areas that are included in 2007 estimates will be accomplished.
3.	TSYS will not incur significant expenses associated with the conversion of new large clients and/or acquisitions, or any significant impairment of goodwill or other intangibles.

Presentation of revenues and net income excluding the Bank of America termination fee, acceleration of amortization of contract acquisition costs and reimbursable items are non-GAAP financial measures. The following table reconciles the range of changes from 2006 to 2007, comparing non-GAAP financial measures to GAAP financial measures.

	Range of Guidance ($ in millions)
	2007 Forecast	2006 Actual	Percent Change
Net income	$250 to $255	$249	0% to 2%
Less: termination fee, net of acceleration of amortization of contract acquisition costs, net of tax		($41)
Net income, excluding impact of termination fee, net of acceleration of amortization of contract acquisition costs	$250 to $255	$208	20% to 22%
Total revenues	$1,742 to $1,760	$1,787	(3%) to (2%)
Less: reimbursable items	($329)	($353)
Less: termination fee, net of related contract acquisition cost amortization*		($65)
Revenues, excluding reimbursable items and net termination fee	$1,413 to $1,431	$1,369	3% to 5%

*Note: TSYS accelerated the amortization of approximately $6 million in contract acquisition costs (comprised of $4 million of amortization related to payments for processing rights, which was recorded as a reduction of revenues, and $2 million of amortization expense related to conversion costs).

TSYS believes the table above presents meaningful information to assist investors in understanding the company’s financial estimates for changes in total revenues and net income from 2006 to 2007 as a result of the Bank of America consumer portfolio deconversion as the non-GAAP financial measures exclude amounts that the company does not consider part of ongoing operating results. The non-GAAP financial percentage changes should not be considered by themselves or as a substitute for the GAAP percentage changes year over year. The non-GAAP measures should be considered as an additional view of the way TSYS’ financial measures are affected by the one-time Bank of America contract termination fee, acceleration of amortization of contract acquisition costs and reimbursable items; and should be used in conjunction with all publicly filed financial statements and reports.

Conference Call

TSYS will host its quarterly conference call at 8:30 a.m. EDT, Tuesday, October 23. The conference call can be accessed via simultaneous Internet broadcast at tsys.com by clicking on the “Conference Call” icon on the homepage. The replay will be archived for 12 months and will be available approximately 30 minutes after the completion of the call.

About TSYS

TSYS is one of the world’s largest payment-services companies, offering a broad range of packaged or outsourced issuing and acquiring technologies that support consumer finance, credit, debit, healthcare, loyalty and prepaid services for financial institutions and retail companies worldwide. Based in Columbus, Ga., TSYS (NYSE: TSS) is 81-percent held by Synovus (NYSE: SNV), one of FORTUNE magazine’s “Most Admired Companies” and a member of its “100 Best Companies to Work For” for 10 consecutive years. For more information, contact news@tsys.com.

This press release contains statements that constitute “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 as amended by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among others, statements regarding TSYS’ planned servicing of Nationwide’s Visa accounts in the first quarter of 2008 and TSYS’ expected net income growth for 2007, and the assumptions underlying such statements, including, with respect to TSYS’ expected increase in net income for 2007: (1) including the Bank of America contract termination fee of approximately $68.9 million in 2006 and an acceleration of amortization of contract-acquisition costs of approximately $6 million, estimated total revenues will decline 3-2% in 2007 and excluding the termination fee and reimbursable items, estimated revenues will increase by 3%-5% over 2006; (2) expense reductions in employment, equipment, leases and other areas which are included in 2007 estimates will be accomplished; and (3) TSYS will not incur significant expenses associated with the conversion of new large clients and/or acquisitions, or any other significant impairment of goodwill or other intangibles. These statements are based on the current beliefs and expectations of TSYS’ management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements. A number of important factors could cause actual results to differ materially from those contemplated by our forward-looking statements in this press release. Many of these factors are beyond TSYS’ ability to control or predict. These factors include, but are not limited to, one or more of the assumptions upon which TSYS’ 2007 net income forecast is based are inaccurate. Additional factors that could cause actual results to differ materially from those contemplated in this release can be found in TSYS’ filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. We do not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise.

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